Exhibit 99.1

Farmer Brothers reports fiscal third quarter 2023 financial results and publishes quarterly shareholder letter
Fiscal Q3 2023 net sales increased year-over-year to $124.2 million
Sequential gross margin improved in fiscal Q3 2023
Significant progress in optimizing customer pricing structure and production operations
NORTHLAKE, Texas, May 10, 2023 (GLOBE NEWSWIRE) Farmer Brothers (NASDAQ: FARM) today reported financial results for its third fiscal quarter ended March 31, 2023. The company published its quarterly shareholder letter, which contains additional details regarding the results and can be found on the Investor Relations section of farmerbros.com.
"Our third quarter performance demonstrated our dedication to driving long-term growth and reflected sales and gross margin progress, which was offset by short-term impacts from the implementation of systems enhancements and optimized customer pricing structures. We are already seeing the initial operational and financial benefits of these enhancements, which are helping to drive momentum as we head into the end of fiscal 2023," said Farmer Brothers Chief Executive Officer Deverl Maserang. "We believe our progress along with the capital structure focus of our board committee on strategic alternatives and capital allocation have us well positioned as we move toward fiscal 2024."
Investor conference call
The company will host an audio-only investor conference call today, May 10, 2023, at 8:30 a.m. Eastern to review its financial results for the third fiscal quarter ended March 31, 2023.
Interested parties may access the webcast via the Investor Relations section of the Farmer Brothers’ website. Participants who pre-register will receive an email with dial-in information, which will allow them to bypass the live operator. A replay of the webcast will be available shortly after and for at least 30 days on the Investor Relations section of the Farmer Brothers’ website.
A copy of the company’s 10-Q and corresponding shareholder letter will also be available on the Investor section of the company’s website, as well as the Securities and Exchange Commission’s website at sec.gov.
About Farmer Brothers
Founded in 1912, Farmer Brothers is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines, include organic, Direct Trade and sustainably produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices and baking/biscuit mixes, Farmer Brothers delivers extensive beverage planning services and culinary products to its U.S.-based customers. It serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
Headquartered in Northlake, Texas, Farmer Brothers generated net sales of $469.2 million in fiscal 2022. The company’s primary brands include Farmer Brothers, Artisan Collection by Farmer Brothers, Superior, Metropolitan, China Mist and Boyd’s.

Forward-looking statements
This letter and other documents we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 2, 2022 (the “2022 Form 10-K”) as amended by Amendment No. 1 to the 2022 Form 10-K, filed with the SEC on October 27, 2022, as well as other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, the impact of labor shortages, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, comparable or similar to COVID-19, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets as well as other external factors on shareholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this letter and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

Investor relations contact
Ellipsis
Investor.relations@farmerbros.com
646-776-0886
Media contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com